UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11860	04-3144936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Avenue, Campbell, CA	95008
_______________________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 866-8300

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed in Item 1.01 of Form 8-K filed on February 15, 2008, which disclosure is incorporated herein by reference, Focus Enhancements, Inc. (the “Company”) entered into an Amended and Restated Senior Secured Note Purchase Agreement (the “Amended Agreement”). The Amended Agreement increased the amount outstanding under secured notes by $9.3 million to a total of $20.8 million (“Notes”).  The Notes mature on January 1, 2011 and initially bear interest at a 12% annual rate, increasing to 15% on October 1, 2008, with payment dates on June 30 and December 30 of each year the Notes remain outstanding. The Amended Agreement provides that the Company may, at its sole option, elect to pay interest due on June 30, 2008 and December 30, 2008 in cash or by issuing additional Notes and warrants for the full amount of such interest payment, and the holders of such Notes previously agreed under the Amended Agreement to be contractually bound to accept such additional Notes in lieu of a cash interest payment.

On June 30, 2008, the Company issued an additional $1,098,371 in Notes and 1,372,963 warrants (“Warrants”) to purchase the Company’s common stock in lieu of a cash interest payment due on June 30, 2008 to fulfill its contractual commitment under the Amended Agreement. The Warrants are exercisable at the option of the holder at any time at the initial exercise price of $0.80 per Warrant share for one share of Company’s common stock subject to standard adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions. Additionally, with some exceptions, if the Company subsequently issues equity in a transaction, the primary purpose of which is raising capital, and the equity is issued on a common stock equivalent per share basis at less than $0.80/share, then the Warrant exercise price shall be adjusted to the greater of (i) the same price at which such equity was issued or (ii) $0.35 per share.

The Warrants are redeemable as follows. Beginning January 1, 2009, if the average closing price of the Company’s common stock is above $1.30 for 30 calendar days, the Company may repurchase the Warrants for one cent ($0.01) in tranches of up to 2.6 million Warrants every 30 days, subject to certain other conditions, including the exercise of such Warrants by the holders thereof prior to the repurchase date.

The Notes are redeemable, in whole or in part, at any time at the Company’s option upon 30 days’ prior written notice to the Note holders, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure provided in Item 2.03 of this Form 8-K is hereby incorporated by reference with respect to the terms and sale of the Notes and Warrants.  The sale of the Notes and Warrants was made pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder, based in part on the representations made by the Purchasers therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date:  July 7, 2008                                         By: /s/ Gary L. Williams
                    Gary L. Williams
                  Vice President of Finance and Chief Financial Officer